UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2014

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On July 8, 2014, Crown Holdings, Inc. (the “Company”) completed its note offering of €650,000,000 aggregate principal amount of 4% Senior Notes due 2022 (the “Offering”).

In connection with the Offering, Crown European Holdings S.A. (the “Issuer”), a wholly owned subsidiary of the Company, issued €650,000,000 aggregate principal amount of 4% Senior Notes due 2022 (the “Notes”). The Notes were sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes will mature on July 15, 2022 and will accrue interest at a rate of 4% per year. Interest on the Notes will be payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2015. The Issuer may redeem some or all of the Notes at any time prior to April 15, 2022 at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable make-whole premium.

If the Issuer or the Company experiences a change of control, the Issuer may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are senior obligations of the Issuer and will be unconditionally guaranteed on an unsecured senior basis by the Company and each of the Company’s present and future U.S. subsidiaries, Canadian subsidiaries and UK subsidiaries that guarantees obligations under the Company’s senior secured credit facilities, and, subject to applicable law, each of the Issuer’s subsidiaries that guarantee or otherwise become liable with respect to any indebtedness of the Company, the Issuer or another guarantor or are otherwise obligors under the Company’s senior secured credit facilities, which as of the issue date of the Notes is expected to include certain subsidiaries organized under the laws of France, Germany, Mexico, the Netherlands and Switzerland.

The Notes have been issued under an indenture with U.S. Bank National Association, as trustee. The indenture governing the Notes contains covenants that will limit the ability of the Company and the ability of its subsidiaries (including the Issuer) to, among other things, create liens, engage in sale and leaseback transactions or merge or consolidate with or into other companies. If an event of default, as specified in the indenture governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.

On July 9, 2014, the Company used a portion of the net proceeds of the Offering to purchase approximately €358 million principal amount of the Issuer’s €500 million of outstanding senior secured notes due 2018 (the “2018 Notes”) pursuant to the Company’s previously announced tender offer. A portion of the remaining net proceeds of the Offering will be used to redeem all of the remaining outstanding 2018 Notes as of July 27, 2014.

The description set forth above is qualified in its entirety by the indenture governing the Notes filed herewith as an exhibit.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this report consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2013 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 4.1	Indenture, dated as of July 8, 2014, by and among Crown European Holdings S.A., as Issuer, the Guarantors named therein, U.S. Bank National Association, as Trustee, and the other parties thereto, relating to the €650 million 4% Senior Notes due 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2014	CROWN HOLDINGS, INC.

	By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller

EXHIBIT INDEX

(d) Exhibits:

Exhibit 4.1	Indenture, dated as of July 8, 2014, by and among Crown European Holdings S.A., as Issuer, the Guarantors named therein, U.S. Bank National Association, as Trustee, and the other parties thereto, relating to the €650 million 4% Senior Notes due 2022.